UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2024

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

568 East Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
6.875% Notes due 2024	SACC	NYSE American LLC
7.75% notes due 2025	SCCC	NYSE American LLC
6.00% notes due 2026	SCCD	NYSE American LLC
6.00% notes due 2027	SCCE	NYSE American LLC
7.125% notes due 2027	SCCF	NYSE American LLC
8.00% notes due 2027	SCCG	NYSE American LLC
7.75% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	SACHPRA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Resignation

On December 10, 2024, Nicholas M. Marcello, resigned from his position as Chief Financial Officer of Sachem Capital Corp. (the “Company”). Mr. Marcello’s resignation was not based on any disagreements with the Company’s accounting principles, practices or financial statement disclosures. Mr. Marcello agreed to remain available to the Company through December 31, 2024 to provide assistance to ensure a successful and seamless transition.

On December 13, 2024, the Company issued a press release announcing Mr. Marcello’s resignation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Interim Chief Financial Officer

Effective as of December 13, 2024, Jeffery C. Walraven, age 55, a member of the Board of Directors (the “Board”) and a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board, was appointed Interim Chief Financial Officer of the Company, while the Board conducts a formal search process to identify and appoint a permanent Chief Financial Officer. Mr. Walraven’s biographical information is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 28, 2024, and is incorporated by reference herein. Other than the Agreement, described below, there are no arrangements or understandings between Mr. Walraven and any other persons pursuant to which he was appointed as Interim Chief Financial Officer of the Company. There are no family relationships between Mr. Walraven and any of the Company’s other directors or executive officers, and Mr. Walraven is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Walraven’s appointment as Interim Chief Financial Officer, the Company and Mr. Walraven entered into a Letter Agreement, dated December 13, 2024 (the “Agreement”) pursuant to which Mr. Walraven will be compensated at the rate of $62,500 per month. Mr. Walraven’s appointment is on a month-to-month basis and can be terminated by either party as of the end of any calendar at any time by giving notice to the other no later than the 15th day of that month. Mr. Walraven will be classified as an independent contractor rather than as an employee. He will continue to be a member of the Board but will not receive any compensation for his Board service so long as he is serving as Interim Chief Financial Officer. However, he has resigned as a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement herewith as Exhibit 10.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated December 13, 2024, between the Company and Jeffery C. Walraven (a portion of the exhibit has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential).

99.1	Press Release, dated December 13, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: December 16, 2024	By:	/s/ John L. Villano
John L. Villano, CPA
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated December 13, 2024, between the Company and Jeffery C. Walraven (a portion of the exhibit has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential).

99.1	Press Release, dated December 13, 2024.

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